UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
--------------
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2006

CHINA PROPERTIES DEVELOPMENTS, INC.
(Exact Name of Registrant as Specified in Charter)

Date of Report (Date of earliest event reported): February 21, 2006

Colorado	333-105903	84-1595829
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

89 Chang’an Middle Road, Yangming International Tower, 26th and 27th Floors
Xi’an , China
(Address of operating and principal executive offices)

Telephone: 86 29 85257560
(Issuer’s telephone number)

Incorp Services, Inc.
2223 S. Raleigh St., Denver, CO 80219, United States
(Name, address and telephone number for Registered Office and Agent for Service)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|      Written communications pursuant to Rule 425 under the  Securities Act
         (17 CFR 230.425)

|_|      Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

|_|      Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the
         Exchange Act (17 CFR 240.14d-2(b))

|_|      Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the
         Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 16, 2006, the China Properties Developments, Inc.’s (“Issuer”), entered into a purchase agreement to acquire not less than 90% of the outstanding common stock of Shaanxi Xinyuan Real Estate Co. Ltd. (“Shaanxi”) for 15,000,000 common shares and 15,000,000 Series A Preferred Stock shares.  Once the acquisition is completed China Properties Developments, Inc. will own 90% of Shaanxi Yinyuan..  The 15,000,000 common shares will represent 86.6% of the previously outstanding common stock and assuming conversion of the Series A preferred stock, the shares issued for Shaanxi would represent 173% of the previously outstanding common stock.  There are no management changes in the Issuer required by the purchase agreement.

There is no material relationship between Shaanxi and the issuer or members of the issuer’s management.

No less than 90% of the Shaanxi’s shares issued and outstanding prior to the Purchase, as per Schedule A (see Exhibit 10.2), shall be exchanged for $30,000,000.00 of Issuer’s stock, divided into 15,000,000 common shares of Issuer stock at $1.00 per common share and 15,000,000 preferred shares of Issuer at $1.00 per preferred share, with customary restrictive legends pursuant to the Securities Act of 1933, as amended. (the “Security Act”).  The Series A Convertible Preferred Stock has a stated value of $1.00 per share; carries an annual dividend of five percent of the stated value; have a liquidation preference over the common stock equal to the state value plus five percent per annum; and have no voting rights.  The Issuer may redeem the Series A Convertible Preferred Stock after five years upon thirty days notice and payment of the state value plus all unpaid, accrued dividend.  So long as the annual dividend has accrued and not been paid, the Holder of the Series A Preferred Stock may convert the Series A Preferred Stock into the Issuer’s Common Stock at the rate of one share of Common Stock for each share of Series A Preferred Stock surrendered to the Corporation plus one share of Common Stock for every $1 of accrued and unpaid dividend.

About Shaanxi:

Shaanxi Xinyuan Real Estate Co. is developing the Yan-Ta Shopping Mall project in Xi’an, China.  The Yan-Ta Shopping Mall development comprises a 275 acre urban park and a 1,291,670 square foot, three-story under ground high-end shopping mall. Construction of Phase I of the development commenced 2004 and expected completion and occupancy of Phase I is expected in the last quarter of 2006.

   Shaanxi is duly organized, validly existing and in good standing under the laws of the People’s Republic of China and has the requisite corporate power and authority to carry on its business as now being conducted

About Yan-Ta Shopping Mall

Comprising a large urban park, a high-end shopping mall and entertainment facilities, The Yan-Ta Shopping Mall is listed as one of The City of Xi’an’s Key Projects for 2005/06. The park, already under way, will occupy 275 acres, nearly one-third the size of New York’s Central Park. Below ground, a three-story shopping mall will provide 1,291,670 square feet of retail and commercial space plus 2,000 parking spaces.

Designed to complement the unique characteristics of Xi’an’s historic and geographic features, the park will provide space for walking, exercising and large-scale gatherings. The northern part of the park will have an open performance platform; a large fountain will dominate the middle of the expanse; and the southern section will be plant and flower gardens. Fountains and waterfalls with displays operated with advanced technology will be scattered throughout. Well designed lighting will keep the city night alive. This square is expected to be a landmark in Xi’an’s southern area and will be known to as a luxurious place for shopping, work and leisure.

  Development of Phase I of Yan-Ta Shopping Mall commenced in 2004 and occupancy is scheduled commence in the last quarter of 2006. Development of Phase II is scheduled commenced in 2006 and occupancy is scheduled for completion in 2008. Total investment is expected to be approximately US$100 million dollars

There is no change in control of the parent company China Properties Developments, Inc. The directors and executive officers designated by the issuer at the Effective Time of the Purchase shall be the directors and executive officers of the Shaanxi.  At the Effective Time of the Purchase, the Issuer shall not take any actions that would obligate the Shaanxi to appoint or nominate any other officers or remove any officers of the Shaanxi or appoint the Issuer’s directors representing more than half the seats on the board of directors of the Shaanxi.  At the Effective Time of the Purchase, the Selling Shareholders do not beneficially own, directly or indirectly, in their individual capacities more than fifty per cent (50%) of the share capital of the Issuer.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant the Purchase, the Registrant will issue15,000,000 shares of common stock and 15,000,000 shares of Series A convertible preferred stock to the shareholders of Shaanxi.  The 15,000,000 common shares will represent 86.6% of the previously outstanding common stock and assuming conversion of the Series A preferred stock, the shares issued for Shaanxi would represent 173% of the previously outstanding common stock.

With respect to the unregistered offers made, the Company relied on Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The securities were offered to existing shareholders of Shaanxi who were provided all of the current public information available on the Company.

   Item 9.01 Financial Statements and Exhibits

   a.             Financial Statements of Shaanxi Xinyuan Real Estate Co. Ltd., to be filed by amendment within sixty days of closing the Purchase Agreement.

   b.             Pro Forma Financial Statement showing the effect of the acquisition to be filed by amendment within sixty days of closing the Purchase Agreement.

   c.             Exhibits

   Number                   Exhibit

   99.1                        News Release dated February 21, 2006

   10.1                        Appraisal of property – translated from Chinese to English

   10.2                        Purchase Agreement Dated February 16, 2006

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                        CHINA PROPERTIES DEVELOPMENTS, INC.

                                                                                        (Registrant)

    Date: February 21, 2006                                                                 /s/ Shuo Lou

                                                                                            Chief Financial Officer